Media Contact:
Dana M. Harris
Napster
310-281-5073
dana.harris@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for Napster
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER’S SECOND QUARTER REVENUE GROWS 151% YEAR-OVER-YEAR

LOS ANGELES, Calif. - November 2, 2005 - Napster (Nasdaq: NAPS), the biggest brand in digital music, today reported financial results for its fiscal second quarter ended September 30, 2005.

“Napster continued its leadership as one of the industry’s fastest growing digital music services, posting 150% year-over-year growth,” said Chris Gorog, Napster’s chairman and CEO. “We believe our subscriber base will grow substantially in the third quarter and should continue to propel Napster’s leading brand position.”

Net revenue from continuing operations for the second quarter of fiscal 2006 grew to $23.4 million, 151% over the prior year quarter and an 11% increase from $21.0 million in the first quarter of fiscal 2006.  Net loss from continuing operations, after income taxes, was ($13.6) million for the second quarter of fiscal 2006, or ($0.32) per basic and diluted share, compared to net loss from continuing operations, after income taxes, of ($19.9) million or ($0.46) per basic and diluted share in the first quarter of fiscal 2006 and ($16.1) million or ($0.46) per basic and diluted share in the second quarter of fiscal 2005.

For the three month period ended September 30, 2005, the total number of Napster paid subscribers grew to 448,000, representing 146% year-over-year subscriber growth.

Napster ended the second quarter with a total of $127.3 million of cash, cash equivalents, and short term investments, including $13.8 million in net value of shares of Sonic Solutions stock.

Business Outlook
For the third quarter of fiscal 2006, Napster expects subscriber growth to increase significantly but revenue to be approximately flat sequentially, as revenue in the second quarter of fiscal 2006 included a one-time contribution from a hardware promotion with BellSouth. “We expect subscriber growth to accelerate in the December quarter and are looking forward to the launch of XM+Napster as well as the launch of Napster in Germany during the period. Looking forward to calendar 2006, having built a leadership position in the music subscription business led by the most well known music brand on the Internet, we plan to reduce our marketing expenditures going forward, substantially trim our cash burn and accelerate our path to profitability,” concluded Gorog.

Corporate Highlights

Napster recently:

▪
Announced a partnership with Instant Live™, a division of Clear Channel Entertainment’s Music Group, for exclusive rights to offer access to live recordings of artists’ concert performances in digital format.

▪
Launched a Napster-branded MP3 device which was the first flash-based Janus-compatible MP3 player in the market. The device is optimized for fast music transfers and a premier user experience with Napster To Go. The device is now available with subscription bundling offers on www.napster.com.

▪
Announced significant new adoption of its university-based subscription service initiative. The University of California (UC), Cal State University (CSU), and the University of North Carolina (UNC) have each chosen to offer to Napster’s award-winning subscription service across their state-wide systems.

▪	Added a number of mobile phones to the expanding ecosystem of MP3 players and mobile devices compatible with the groundbreaking Napster To Go portable subscription music service.
▪
Announced an agreement with BellSouth to offer digital music solutions to new BellSouth(R) FastAccess(R) DSL customers. The agreement marks the first time Napster has aligned itself with a U.S. Internet service provider for a targeted marketing effort.

Conference Call Information
The Napster second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Wednesday, November 2, 2005. To participate on the live call, analysts and investors should dial 800-218-4007 at least ten minutes prior to the call. Napster will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site at http://investor.napster.com.

About Napster
Napster, the biggest brand in digital music, is a subscription service that enables fans to freely sample the world's largest and most diverse online collection of music and move an unlimited amount of songs to compatible MP3 players. Napster (www.napster.com) members have access to songs from all major labels and hundreds of independents and have more ways to discover, share and acquire new music and old favorites with community features like the ability to email tracks to friends and browse other members' collections. Napster also offers Napster Light, a "lighter" version of the service for those who just want to purchase songs and albums a la carte. Napster is currently available in the United States, Canada and the U.K. and is headquartered in Los Angeles with sales offices in New York, London and Frankfurt.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release, in particular matters related to Napster’s future revenue, subscriber growth and earnings, strategic partnerships, international expansion and interoperability with popular hardware devices are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for our products and services; flaws inherent in our products or services; failure of our products to interoperate with the hardware products of our customers;  intense competition; failure to maintain relationships with strategic partners and content providers; failure to successfully develop new products and services; general economic conditions and third party claims, that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on November 2, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov.  Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2005 Napster, LLC. All rights reserved. Napster, the Napster Kitty Logo, Napster To Go and Napster Light are either trademarks or registered trademarks of Napster, LLC in the United States and/or other countries.

NAPSTER INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(unaudited)

	September 30,	March 31,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$68,049	$135,416
Short-term investments	45,493	22,540
Investment in Sonic Shares	14,057	9,840
Accounts receivable, net of allowance for doubtful accounts of
$11 at September 30, 2005 and $6 at March 31, 2005	1,553	1,545
Investment hedge receivable	-	4,619
Prepaid expenses and other current assets	3,672	5,156
Total current assets	132,824	179,116

Property and equipment, net	5,287	5,337
Goodwill	34,658	34,658
Identifiable intangible assets, net	337	1,349
Other assets	445	422

Total assets	$173,551	$220,882

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,224	$6,547
Income taxes payable	3,708	4,125
Investment hedge payable	297	-
Accrued liabilities	13,195	11,381
Deferred revenues	8,322	8,345
Deferred gain on divestiture	2,123	2,073
Short-term debt	89	15,110
Total current liabilities	32,958	47,581

Long-term liabilities:
Deferred income taxes	2,160	1,696
Other long-term liabilities	188	212

Total liabilities	35,306	49,489

Stockholders' equity:
Preferred stock, $0.001 par value; Authorized: 10,000 shares;
Issued and outstanding: none at September 30, 2005 and
none at March 31, 2005	-	-
Common stock, $0.001 par value; Authorized: 100,000 shares;
Issued and outstanding: 43,887 shares at September 30, 2005
and 42,961 shares at March 31, 2005	44	43
Additional paid-in capital	260,475	256,586
Deferred stock-based compensation	(3,898)	(533)
Accumulated deficit	(119,961)	(86,423)
Accumulated other comprehensive income	1,585	1,720
Total stockholders' equity	138,245	171,393

Total liabilities and stockholders' equity	$173,551	$220,882

NAPSTER INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues:
Content	$21,036	$8,912	$41,787	$15,620
Hardware and license	2,343	403	2,593	1,562
Total revenue	23,379	9,315	44,380	17,182

Cost of revenues :
Content	15,309	7,056	29,565	12,372
Hardware and license	2,947	421	3,065	1,521
Amortization of purchased technologies	31	31	62	62
Total cost of revenues	18,287	7,508	32,692	13,955

Gross profit	5,092	1,807	11,688	3,227

Content gross profit %	27%	20%	29%	20%
Hardware and license gross profit %	(26%)	(4%)	(18%)	3%
Gross profit %	22%	19%	26%	19%

Operating expenses:
Research and development	3,216	3,189	6,411	6,076
Sales and marketing	10,391	9,447	26,663	13,742
General and administrative	4,791	5,704	10,987	10,567
Amortization of intangible assets	474	474	948	988
Total operating expenses	18,872	18,814	45,009	31,373

Loss from continuing operations	(13,780)	(17,007)	(33,321)	(28,146)

Other income, net	451	106	331	75

Loss before provision for income taxes	(13,329)	(16,901)	(32,990)	(28,071)
Income tax benefit (provision)	(283)	828	(548)	4,415

Loss from continuing operations, after benefit (provision )
for income taxes	(13,612)	(16,073)	(33,538)	(23,656)

Income from discontinued operations, net of tax effect	-	760	-	5,703

Net loss	$(13,612)	$(15,313)	$(33,538)	$(17,953)

Earnings per share:

Net loss per share from continuing operations
Basic and diluted	$(0.32)	$(0.46)	$(0.78)	$(0.69)

Net income per share from discontinued operations
Basic and diluted	$-	$0.02	$-	$0.17

Net loss per share
Basic and diluted	$(0.32)	$(0.44)	$(0.78)	$(0.52)

Weighted average shares used in computing net
income (loss) per share
Basic and diluted	42,977	34,729	42,969	34,230